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                                                                    EXHIBIT 21.1

NAME OF SUBSIDIARY                                     JURISDICTION
------------------                                     ------------
MCK Communications, Inc.                               Delaware
Clarent Canada Ltd.                                    Canada
NACT Telecommunications, Inc.                          Delaware
Telemate.Net Software, Inc.                            Georgia
Eltrax International, Inc.                             Pennsylvania
MCK Communications, Inc.                               Nevada
MCK Communications Ltd.                                United Kingdom
MCK Securities Corporation                             Massachusetts
DTI Holdings, Inc.                                     Texas
World Access U.K., Ltd.                                United Kingdom
NACT Ltd.                                              United Kingdom
Eltrax Holdings, AG                                    Switzerland
Eltrax (Australia) Pty. Ltd.                           Australia
MessageClick, Inc.                                     Delaware
MCK Communications, Inc.                               Canada
Digital Techniques, Inc.                               Texas
Eltrax Hospitality U.K. Ltd.                           United Kingdom
Shanghai BeTrue Infotech Co., Ltd.*                    China

*  Unconsolidated Subsidiary.